SHARE PURCHASE AGREEMENT

           THIS AGREEMENT made as of this 23rd day of December, 2004,

B E T W E E N:
                        BRIAN V. SHIPSTON (hereinafter called "Brian") and THOMAS GOODFELLOW (hereinafter called "Tom") (collectively hereinafter referred to as "the Vendor")

                                                                         - AND -

                        THINKPATH INC.
                        (hereinafter called the "Purchaser")

INTENT OF THE AGREEMENT

         WHEREAS Brian is the registered owner of one hundred (100) of the issued and outstanding common shares of TBM Technologies Inc. a company incorporated under the provisions of the ONTARIO BUSINESS CORPORATIONS ACT, hereinafter referred to as the "Corporation" which carries on business as a design engineering firm located at 400 Carlingview Drive, Toronto, Ontario, M9W 5X9 ("the Location");

         AND WHEREAS Tom is the registered owner of one hundred (100) of the issued and outstanding common shares of the Corporation;

         AND WHEREAS the shares owned by Brian and by Tom in the Corporation, referred to above, are all of the shares issued and outstanding with respect to it, and are hereinafter referred to as "the Purchased Shares";

         AND WHEREAS the Purchaser has agreed to purchase and the Vendor has agreed to sell, the Purchased Shares on the terms and conditions hereinafter set out;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants of the parties hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

         THE PARTIES HEREBY COVENANT, PROMISE AND AGREE AS FOLLOWS:

1.00. DEFINED TERMS In this agreement except as otherwise expressly provided, the following words or expressions have the meanings assigned:

           (a) "AGREEMENT" means this agreement and any agreement supplemental thereto and any amendment thereof.

           (b) "CLIENTS" means individuals, organizations and companies that have done business with the Corporation or received a quote or response to an RFP from the Corporation, or who have been targeted through written approach by the Corporation as potential clients within a period of three (3) years prior to the Effective Date.

           (c) "CLOSING" means the completion of the transactions outlined in this Agreement.

           (d) "CLOSING DATE" means , 2004 or such other date as the Purchaser may identify, on five (5) days written notice to the Vendor.

           (e) "CORPORATION'S ACCOUNTANT" means DRM Consulting Service Inc.

           (f) "DOLLARS" means the lawful currency of Canada.

           (g) "EFFECTIVE DATE" means November 1, 2004.

           (h) "EFFECTIVE DATE FINANCIAL STATEMENTS" means the Financial Statements of the Corporation to be prepared by the Corporation's Accountants, in a manner consistent with Canadian generally accredited accounting principles and with previous Financial Statements of the Corporation and at the expense of the Vendor, and which shall be completed as quickly as possible but not later than two (2) months following Closing.

           (i) "EXCLUDED ASSETS" means the lease of the Location.

           (j) "EXISTING CONTRACTS" means the contracts and agreements listed on Schedule "A".

           (k) "GROSS SALES" means the gross amount of sales by the Corporation to Clients, excluding taxes thereupon and excluding refunds or credits issued to Clients.

           (l) "PRE-CLOSING LIABILITIES" means the liabilities of the Corporation as of the Effective Date.

           (m) "POST-CLOSING LIABILITIES" means the liabilities of the Corporation after the Effective Date.

           (n) "PURCHASED BUSINESS" means the design engineering business carried on from the Location and/or elsewhere, by the Corporation, including the provision of professional services to Clients.

           (o) "PURCHASE PRICE" means the sum of the amounts set forth as such, according to the provisions of Section 3.

           (p) "PURCHASED SHARES" means the issued and outstanding common shares of the Corporation which are owned by the Vendor.

           (q) " VENDOR'S ACCOUNTS RECEIVABLE" means the accounts due to the Corporation from Clients, billed before the Effective Date.

2.00. PURCHASE AND SALE The Purchaser agrees to purchase, and the Vendor agrees to sell, the Purchased Shares for the Purchase Price on the terms and conditions set out herein.

3.00. PAYMENT OF THE PURCHASE PRICE Subject to the provisions of Section 5 the Purchase Price shall be Three Hundred Thousand Dollars ($300,000.00) to be paid and satisfied as follows. The Purchaser shall pay and satisfy the Purchase Price through the issuance of new common shares of the Purchaser, from its Treasury, in such number as is required to reflect the amount of the Purchase Price based on the price of the Purchaser's shares on the OTC:BB at the close of business on the Effective Date (the "New Shares"), which shares shall be allocated to Brian and Tom in proportion to their current shareholdings in the Corporation. The Vendor acknowledges that the Shares are subject to a regulatory lock-up period of twelve (12) months from the Effective Date.

4.00       SCHEDULES The following Schedules shall be an integral part of this
           Agreement:

           "A" (para.1(j)) Existing Contracts
           "B" (para. 7(g)) Financial Statements to August 31, 2004 and a
               Statement of Income and Expense for the period September 1, 2004 to October 31, 2004
           "C" (para. 7(j)) Assets of the Corporation
           "D" (para. 7(k)) Bank Accounts of the Corporation
           "E" (para. 7(l)) Claims against the Corporation
           "F" (para. 7(p)) Lease
           "G" (para. 7(q)) Independent Contractor Agreement
           "H" (para. 7(t)) Employees of the Corporation
           "I" (para. 7(u)) Clients
           "J" (para. 8(e)) Release
           "K" (para. 8(i)) Non-Solicitation
           "L" (para. 8(j)) Indemnity
           "M" (para. 8(l)) Insurance
           "N" (para. 8(r)) Loans

5.00.      BASIS FOR PURCHASE PRICE

           (a) The parties acknowledge that the Purchase Price has been struck on the basis of the Vendor's representation that Gross Sales for the year from September 1, 2003 to August 31, 2004 amounts to at least CDN$500,000.00.

           (a) Any disputes concerning monies owing pursuant to this Agreement, shall be settled within 30 days of written notice. If the parties cannot settle within 30 days, a Chartered Accountant or another third party professional shall be appointed jointly and paid jointly by the parties, to render a binding settlement. If the parties cannot agree to the selection of a Chartered Accountant or another third party professional, the dispute shall be resolved by binding arbitration in accordance with the provisions of the ARBITRATION ACT, then in force in the Province of Ontario. The determination or order made by the Arbitrator shall be final and binding.

           (b) Subject to anything else referred to in this Agreement, there shall be no adjustment in the Purchase Price.

6.00. FISCAL YEAR END - The Vendor shall cause the Corporation at his expense and forthwith after Closing, to have the Corporation's Accountants prepare the Effective Date Financial Statements, and file final tax returns as of the Effective Date with both the federal and provincial taxing authorities on the basis of such Financial Statements. The Purchaser's accountants shall be entitled to review and to comment upon the said Financial Statements before they are finalized. Such statements do not need to be audited.

7.00. REPRESENTATIONS AND WARRANTIES OF THE VENDOR Each of Brian and Tom represents and warrants, jointly and severally, to the Purchaser as follows:

           (a) EXISTENCE, AUTHORIZED AND ISSUED CAPITAL - The Corporation is incorporated and existing under the ONTARIO BUSINESS CORPORATIONS ACT, with authorized capital, consisting of an unlimited number of Common shares and an unlimited number of Preference shares and the issued and outstanding capital shares on Closing shall consist of two hundred (200) Common Shares and NIL Preference Shares.

           (b) POWER AND AUTHORITY - The Corporation has the necessary corporate power and authority to own its assets and to carry on business as presently carried on by it and hold all necessary licences, permits and consents as are required to own its assets and carry on its business.

           (c) OWNERSHIP OF SHARES - Brian and Tom are all of the registered and beneficial owners of all of the shares of the Corporation, and have the authority to enter this Agreement. The shares of the Corporation are owned as follows:

                        Brian V. Shipston        100  Common     nil  Preference
                        Thomas Goodfellow        100 Common      nil  Preference

           (d) TITLE TO THE PURCHASED SHARES - The Purchased Shares on Closing will be free and clear of all agreements, claims, liens, security interests and encumbrances.

           (e) NO SHARES HELD - The Corporation holds no shares of other companies.

           (f) NO CONFLICT WITH OTHER AGREEMENTS - The execution and delivery of this Agreement does not, and the completion of this Agreement will not violate any of the terms and provisions of the by-laws of the Corporation and/or any agreements to which the Corporation or its shareholders, are bound.

           (g) FINANCIAL STATEMENTS

               (i) The Financial Statements of the Corporation for the fiscal year ended the 31st day of August, 2004, a copy of which is attached hereto as Schedule "B", presents fairly, in all material respects, the financial position of the Corporation as of that date and the results of its operations for the period then ended, prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with preceding years. Such statement reflects all assets and all liabilities (contingent or otherwise) of the Corporation as such date.

               (ii) No liability of the Corporation has been incurred since the above-noted fiscal year end, except in the ordinary course of business.

           (i) The additional financial data for the stated period following the period covered by the above-noted financial statements, which is also a part of Schedule "B", also presents fairly, in all material respects, the financial position of the Corporation as of that date and the results of its operations for the period then ended,

           (h) PAYMENT OF TAX - The Corporation has filed all Federal and Provincial tax returns required to be filed for the period to and including October 31, 2004 and is aware of no actual or threatened investigation inquiry, claim or challenge to those filings by any such authority.

           (i) MINUTE BOOKS - The Minute Book of the Corporation is complete and accurately reflect all actions taken by its board of directors and shareholders.

           (j) TITLE TO EQUIPMENT AND LEASES - Attached as Schedule "C"is a list of the assets which are owned by the Corporation as at the Effective Date. In addition, included with the assets of the Corporation on the Closing Date shall be its unfettered and unchallenged right to use the trade name or style "TBM Technologies" as well as all current websites associated with the Purchased Business. All the assets specified in Schedule "C" shall be in good working order and free of encumbrance, except where indicated on Schedule "C". The Corporation has good and marketable title to all the aforementioned assets. None of the aforementioned assets is leased.

           (k) BANK ACCOUNTS - The Corporation maintains only those bank accounts set out in Schedule "D" hereto.

           (l) ABSENCE OF LITIGATION OR CLAIMS - Other than as described in Schedule "E", there is no litigation, proceedings or government or regulatory investigation pending against the Corporation. The Vendor has no knowledge of any basis for potential litigation which, if commenced, would affect the Corporation materially. There is no outstanding judgment or injunction affecting the Corporation or its assets, other than as described in Schedule "E".

           (m) RESIDENCE OF VENDOR - The Vendor is a resident of Canada for the purposes of the INCOME TAX ACT (Canada).

           (n) GUARANTEES - The Corporation is not a party to or bound by any agreement, guarantee or indemnification of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

           (o) LICENSES AND APPOINTMENTS - With respect to the Purchased Business, the Corporation holds any and all necessary licences and permits that may be required to carry on business in the design engineering field, and it is not the subject of any action, or under notice of action, which could result in the loss or suspension thereof.

           (p) LEASE OF PREMISES - The occupancy of the Location by the Corporation, is subject to an oral lease ("the Lease") the particulars of which are set forth in Schedule "F", which the Vendor represents to be in good standing. The Corporation's obligations under the Lease will be terminated, as at the date to be identified by the Purchaser (which date shall fall after the Effective Date) and the Vendor shall indemnify and save harmless the Corporation and the Purchaser with respect to all expenses incurred by either of them with respect to the Location or the Lease.

           (q) SERVICES OF BRIAN AND TOM - Each of Brian and Tom shall, for a period of two (2) years following Closing and through the intermediary of a company controlled by them jointly, be retained as a consultant to the Corporation according to the terms and conditions of the Independent Contractor Agreement in form and substance as attached as Schedule "G", and shall provide assistance in the orderly continuance of the Purchased Business and the Corporation's relationship with its Clients. Each of Brian and Tom represents and warrants that he will use his best efforts to ensure that the Gross Sales for the Purchased Business will be retained, if not increased, when compared to the amount thereof for the year to August 31, 2004.

           (r) CLIENTS - The Vendor has no knowledge of the past loss or the potential future loss of any Clients whose contribution to Gross Sales is material.

           (s) TRADE STYLE - The Trade Style "TBM Technologies" has not been registered by the Corporation but the Vendor is aware of no challenge to the Corporation's right to use such trade style.

           (t) EMPLOYEES - Attached as Schedule "H" is a list of the current employees (full-time and part-time) of the Corporation together with each employee's start date, salary review date, current salary, current vacation entitlement and other benefits, and other information. There are no contract staff or outside sales representatives associated with the Corporation, except as listed on Schedule "H". There are no unions or collective bargaining agreements or entitlements affecting any of the employees and the Vendor are aware of no attempts to organize any. By executing this Agreement, each of the Vendors confirms that he has resigned his employment with the Corporation as at the Closing Date has no employment-related claims against it, and will execute such documentation as may be required in order to confirm the termination of such relationship on such date.

           (u) CLIENTS - Attached as Schedule "I" is a list of the current Clients of the Corporation, as of the Effective Date, in both hard and soft copy format.

8.00. CONDITIONS OF CLOSING FOR THE BENEFIT OF THE PURCHASER The Closing is subject to the following terms and conditions, all of which are for the benefit of and may be waived by the Purchaser, and all of which are to be fulfilled on or performed at or prior to the time of Closing:

           (a) REPRESENTATIONS AND WARRANTIES - All representations and warranties of the Vendor contained in this Agreement are true and correct as of Closing, with the same effect as though made again at and as of that time subject only to those changes which are permitted by this Agreement, and there shall have been no material adverse change in the business and affairs of the Corporation prior to the Closing.

           (b) COMPLIANCE WITH AGREEMENT - All of the acts and undertakings of the Vendor set out herein have been performed.

           (c) CERTIFICATE - The Vendor shall deliver a certificate dated as at the Closing Date certifying as to (a) and (b) above.

           (d) LEGAL OPINION - The Purchaser shall have been furnished with an opinion of the Vendor's counsel, to be prepared by the Purchaser acting reasonably and dated as at the Closing Date, in respect of their knowledge as to the Corporation being duly incorporated, organized and validly subsisting under the laws of the province of Ontario with full corporate right, power and authority to carry its business in the province of Ontario as now conducted and to enter into such documentation as may be necessary to complete the transactions set out in this Agreement.

           (e) DIRECTORS & OFFICERS - At the Closing, the Directors and Officers of the Corporation shall tender their resignations as officers, directors and employees of the Corporation, and shall execute and deliver a release (as per Schedule "J" attached) of all claims which may have arisen or which may arise against the Corporation in those or in any other capacities, save and except those which arise directly and expressly out of this Agreement.

           (f) CORPORATE ACTS - At the time of Closing, all appropriate actions shall have been taken to effect the transfer of the Shares contemplated hereby including but not limited to the approval of the Board of Directors of the Corporation to the transfer of the Shares.

           (g) FIRE AND HAZARD - No substantial damage by fire or other hazard to the Location and goodwill of the Business including all documents and records of the Corporation shall have occurred prior to the Closing and if such damage does occur, the Purchaser shall have the option of completing this Agreement and accepting the proceeds of the insurance policy covering such loss or rescinding the Agreement.

           (h) PRE-CLOSING LIABILITIES - LEFT INTENTIONALLY BLANK.

           (i) NON-SOLICITATION COVENANT - The Vendor shall provide on Closing a Non-solicitation Convenant.

           (j) INDEMNITY COVENANT - The Vendor shall provide on Closing an Indemnity Covenant as set out in Schedule "L".

           (k) INSURANCE - The Corporation shall be covered by the Insurance Policy, details of which are attached hereto as Schedule "M".

           (l) SHAREHOLDERS' LOANS -The Vendor shall assign all outstanding shareholders' loans to the Purchaser, on or before the Closing.

           (m) LEASES - The Vendor shall have provided an Undertaking, satisfactory to the Purchaser to the effect that he will provide to the Purchaser within thirty (30) days of the termination of the lease of the Location written confirmation that the lease is terminated and no liability remains with respect to the Corporation.

           (n) INDEPENDENT CONTRACTOR'S AGREEMENT - The Independent Contractor Agreement referred to in paragraph 7(q) shall have been signed by both parties.

           (o) EXCLUDED ASSETS - The Vendor shall have provided evidence satisfactory to the Purchaser that the Excluded Asset has been or will be treated as not being an asset of the Corporation on the Effective Date, and that any expense incurred by the Corporation after the Effective Date with respect to an Excluded Asset shall be reversed, in favour of the Purchaser.

           (p) DUE DILIGENCE - LEFT INTENTIONALLY BLANK.

           (q) ORDINARY COURSE - The Vendor shall have carried on the Purchased Business in the ordinary course during the period between October 14, 2004 and the date of Closing and there have been no material adverse changes in the business or financial condition or prospects of the Corporation.

           (r) LOANS - The Vendor shall have provided:

               i) proof satisfactory to the Purchaser that the loans listed on Schedule "N" (which the Vendor represents and warrants to be a complete and accurate listing of all loans outstanding against the Corporation) are no greater than the November 1, 2004 amounts cited, and

               ii) proof satisfactory to the Purchaser of the written consent to the within transaction by the Business Development Bank of Canada, and National Leasing and Hewlett-Packard.

9. CONDITIONS OF CLOSING FOR THE BENEFIT OF THE VENDOR The Closing is subject to the following terms and conditions, all of which are for the benefit of and may be waived by the Vendor and all of which are to be fulfilled on or performed at or prior to the time of Closing:

           (a) REPRESENTATIONS AND WARRANTIES - All Representations and Warranties of the Purchaser contained in this Agreement are true and correct as of the time of Closing with the same effect as though made again at and as of that time subject only to those changes which are permitted by this Agreement.

           (b) COMPLIANCE WITH AGREEMENT - All of the acts and undertakings of the Purchaser set out herein have been performed.

           (c) CERTIFICATE - The Purchaser shall deliver a certificate dated as at the Date of Closing certifying as to (a) above.

           (d) VENDOR'S ACCOUNTS RECEIVABLE - The Purchaser shall ensure that all cheques received relating to the Vendor' s Accounts Receivable by the Corporation for services fully rendered on or before the Effective Date shall be paid to the Vendor upon receipt of said monies. The Vendor may require such accounts to be assigned to the Vendor or his nominee and in that event the Vendor shall be responsible for the collection of all the Vendor's Accounts Receivable.

           (e) CONSULTING CONTRACT - The Independent Contractor's Agreement that is referred to in paragraph 7(q) shall have been signed by both parties.

           (f) UNDERTAKING - The Purchaser shall provide an undertaking (the "Undertaking") that, in the event that the total of:

               i) the fair market value of the New Shares on the fifteen (15) month anniversary of the Effective Date (the "Anniversary"), as determined by the OTC:BB on the Anniversary, plus

               ii) the total consideration received or receivable for any or all of such New Shares that may have been sold, at arm's length and for fair market value, prior to the Anniversary is less than the Purchase Price, it will forthwith issue to the Vendor (in the same proportion as the New Shares are issued) further new shares of the Purchaser, from its Treasury, in such number (the "Further Shares") as is required such that the value on the Anniversary of:

               iii) the fair market value of the New Shares that are still owned by the Vendor, as determined by the OTC:BB on the Anniversary, plus

               iv) the total consideration received or receivable for any or all of such New Shares that may have been sold, bona fide, at arm's length and for fair market value, prior to the Anniversary, plus

                  v)       the fair market value of the Further Shares

                  is equal to the Purchase Price. The parties agree that this is a one-time adjustment/guarantee."


           (g) EXPENSE UNDERTAKING - The Purchaser shall provide an undertaking (the "Expense Undertaking") to reimburse the Vendor for up to Five Thousand Dollars ($5,000.00) of legal, accounting or other professional expense relating to this Agreement, such payment to be made forthwith upon receipt of written evidence of the account(s) and a general description of the work done by professionals acting at arm's length from the Vendor. In all other regards, each party shall bear its own expenses.

10.00.     CLOSING ARRANGEMENTS

           i) DELIVERIES BY THE PURCHASER The Purchaser agrees to deliver the following on the Closing Date:

           (a) the New Shares;
           (b) the Undertaking;
           (c) the Certificate as set out in Section 9(c); and (i) the Expense Undertaking.

           ii) CLOSING DELIVERIES BY THE VENDOR The Vendor agrees to deliver the following, in regard to the Corporation, on the Closing Date:

           (a) Transfer of Shares duly endorsed to the Purchaser or such nominee as the Purchaser may direct;
           (b) Resignation of Officers and Directors;
           (c) the Certificate as set out in Section 8 (c);
           (d) the Included Assets;

           (ii) All other documents or items referred to herein as being required of the Vendor.

           iii) TIME AND PLACE The Closing shall take place at the offices of Heifetz, Crozier, Law, solicitors for the Purchaser at 10:00 a.m. or such other time as the parties mutually agree. Time to be of the essence.

           iv) ANNOUNCEMENT The Purchase shall be entitled to make any public announcement with respect to the transaction contemplated by the Agreement, and nothing herein shall impair the ability of the Purchaser to make such filings as it may legally be obliged to effect.

11.00. RESCISSION OF AGREEMENT In the event that any of the conditions enumerated in this Agreement shall not be fulfilled or performed at or prior to the Closing, the Purchaser or the Vendor in whose favour the condition was inserted as the case may be, may rescind this Agreement by notice to the other. In such event, the party giving notice shall thereupon be released from all obligations hereunder, and, unless such party can establish that the condition or conditions for the nonfulfillment or nonperformance of which it has rescinded this Agreement are reasonably capable of being fulfilled or performed by the other party, then the other party also shall be released from all obligations hereunder.

12.00. SURVIVAL OF REPRESENTATIONS AND WARRANTIES All representations, warranties, covenants, undertakings, indemnities and agreements made by any of the parties in or pursuant to this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party shall not be considered waived by consummation of the Closing notwithstanding knowledge of any breach. Representations and warranties made by any of the parties in or pursuant to the Agreement shall however only survive the Closing for a period of five (5) years, except insofar as they relate to income tax obligations, which representations and warranties shall survive seven (7) years, except in the case of fraud in which case they shall survive indefinitely.

13.00. INVESTIGATION The parties acknowledge the importance of the representations of sales, revenue, expenses, clientele and operations to the Purchaser. Between the date of the signing of this Agreement and the Closing Date, the Vendor will allow reasonable access to the Purchaser and its representative during normal business hours to examine the books and records of the Corporation, to interview the personnel that are to be retained and to receive information including client profiles pertaining to the Business and pertinent to its operation.

14.00. NOTICE Any notice or document required or permitted to be given hereunder shall be in writing and may be given by delivering same, or sending the same by telegram, telex, facsimile or other similar means of telecommunications or by prepaid ordinary mail addressed to the party at the address set out on the face page of this Agreement. Notice so mailed shall be deemed to have been given and received on the fifth business day after deposit in a post office or public letter box, except in the event of an interruption in postal service, in which case, notice shall not be given by mail. Notice given by telegram, telex, facsimile or other similar means of telecommunications shall be deemed to have been given and received on the first business day after the sending of such notice. Notice given by delivery shall be deemed to have been given and received on the date it is delivered. Any party to this Agreement may change their address for service from time to time by notice given in accordance with the foregoing.

         For purposes of this Agreement, notices to the Vendor shall be addressed to:

                2186 Joyce Street,
                Burlington, Ontario,
                L7R 2B5

         and in the case of the Purchaser to:

                201 West Creek Blvd.                       Heifetz, Crozier, Law
                Brampton, Ontario                AND       10 King Street East
                L6T 5S6                                    6th Floor
                                                           Toronto, Ontario
                                                           M5C 1C3

15.00. BINDING EFFECT This Agreement shall bind and benefit the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Purchaser shall be entitled to assign this Share Purchase Agreement in its sole and unfettered discretion.

16.00. ENTIRE AGREEMENT This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements among the parties.

17.00. FURTHER ASSURANCES The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

18.00. APPLICABLE LAW This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto do hereby irrevocably attorn to the jurisdiction of the Courts of the Province of Ontario.

19.00. SEVERABILITY If any provision of this agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall be ineffective only to the extent of such restrictions, prohibition or unenforceability without invalidating the remaining provisions hereto and without affecting the application of such provision to other parties or circumstances.

20.00. AMENDMENTS, WAIVER, ETC. This Agreement shall not be amended or modified in any respect except by written instrument signed by the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

21.00. TIME OF ESSENCE Time shall be of the essence of this Agreement. No waiver of any time period prescribed hereunder shall be effective unless in writing signed by the parties hereto.

22.00. EXTENDED MEANINGS Words in the singular include the plural and vice versa and words importing gender include all genders.

23.00. HEADINGS The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation hereof.

24.00. BROKER Each party confirms to the other that it has not engaged the services of a broker, nor benefited from the services thereof, and will indemnify the other in the event that a claim for fees is launched by a third party contrary to this representation.

25.00. FACSIMILE TRANSMISSION The parties agree that the acceptance of the Agreement herein may be transmitted by facsimile machine and any initialling, witnessing and acceptance of the Agreement shall be firm and binding between all parties. The parties further agree to sign the true copies of this Agreement forthwith.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED                         )
               in the presence of                    )
                                                     ) /S/  BRIAN V. SHIPSTON
                                                     )
                                                     ---------------------------

Witness                                              ) BRIAN V. SHIPSTON
                                                     )
                                                     ) /S/  THOMAS GOODFELLOW
-----------------------------                        ) -------------------------
Witness                                              ) THOMAS GOODFELLOW
                                                     )
                                                     )
                                                     )
                                                     ) /S/  DECLAN FRENCH
                                                       ------------------
                                                     ) THINKPATH INC.
                                                     ) per: Declan French
                                                     ) I have the
                                                       authority to bind
                                                       the corporation.